UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2024

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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

On March 31, 2024, Altus Power, Inc. (“Altus Power” or the “Company”) had 199,237.50 of its Alignment Shares (as defined below) automatically converted into 1,991 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”). Such shares of Class A Common Stock will begin trading on the New York Stock Exchange (“NYSE”) on April 11, 2024.

The Class B common stock, par value $0.0001 per share (the “Class B Common Stock” or “Alignment Shares”), of Altus Power were issued in connection with the consummation of the business combination pursuant to the terms of the business combination agreement entered into on July 12, 2021. The conversion occurred automatically and without any action on the part of the shareholders pursuant to Altus Power’s Third Amended and Restated Certificate of Incorporation. Altus Power does not expect the conversion to have any material effect on its operations.

Following the automatic conversion, there were 159,874,981 shares of the Company’s Class A Common Stock outstanding and 796,950 of the Company’s Alignment Shares outstanding. As previously reported in the Company’s Form 10-K for the year-ended December 31, 2023, 10,062.50 Alignment Shares were forfeited by ValueAct Capital Master Fund, L.P. during 2023 and returned to the Company’s authorized share pool. The CUSIP number of the NYSE-listed Class A Common Stock is 02217A 102.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of April, 2024.

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director